 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported ):  July 17, 2019

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, Suite 2930, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)         On July 17, 2019, Valley National Bancorp (the “Company”), the holding company for Valley National Bank (the “Bank”), issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that Michael D. Hagedorn, age 53, has been appointed as Senior Executive Vice President, Chief Financial Officer (“CFO”) of the Company and the Bank, effective August 10, 2019. Mr. Hagedorn was appointed to assume the position of CFO of the Company and the Bank following the transition, as previously announced on February 4, 2019, of current CFO, Alan D. Eskow, to Senior Executive Vice President and Senior Advisor.

Mr. Hagedorn most recently served as President, Chief Executive Officer and Vice Chairman of UMB Financial Corporation (“UMBFC”). Prior to that, Mr. Hagedorn served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of UMBFC.

Mr. Hagedorn has executed an offer letter for employment with the Company, pursuant to which the Company agreed to provide Mr. Hagedorn with the following compensation, among other things, in connection with his service as CFO: (i) an initial annual base salary of $590,000; (ii) an annual target cash bonus opportunity of 45% of his base salary and an annual long-term stock target opportunity of $725,000, pursuant to the Company’s Bonus Plan and Long-Term Incentive Plan; (iii) a one-time restricted stock award of $300,000, which will be scheduled to vest in equal annual installments over 3 years; and (iv) a relocation sign-on bonus of $125,000. The sign-on bonus is subject to repayment of a pro-rata portion in the event Mr. Hagedorn’s employment with the Company terminates for any reason during the first year of employment.

Mr. Hagedorn is expected to execute a Change in Control Agreement (the “CIC Agreement”) with the Company. Pursuant to the CIC Agreement, if Mr. Hagedorn is terminated without cause or resigns for good reason following a change in control during the contract period (which is defined as the period beginning on the day prior to the change in control and ending on the earlier of the third anniversary of the change in control or Mr. Hagedorn’s death), Mr. Hagedorn would receive: (i) a lump sum severance payment equal to two times his highest annual salary and cash bonus paid during or for any of the three calendar years immediately preceding the change in control and (ii) a lump sum amount equal to two times (A) the aggregate annual premium amounts related to Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and dental coverage, reflecting the coverage that was being provided to Mr. Hagedorn at the time of termination, minus (B) the aggregate annual amount of any employee contribution that would have been required of Mr. Hagedorn. The CIC Agreement is subject to “net best” tax treatment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release announcing the appointment of Michael D. Hagedorn as CFO dated July 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2019	VALLEY NATIONAL BANCORP

	By:	/s/ Ronald H. Janis
Ronald H. Janis
Senior Executive Vice President and
General Counsel